Deloitte  &  Touche  LLP
350 South Grand Avenue
Suite 200
Los Angeles, CA 90071-3462

May  19,  2000

Securities  and  Exchange  Commission
Mail  Stop  11-3
450  5th  Street  N.W.
Washington,  D.C.  20549

Dear  Sirs/Madams:

We have read the statements of Community West Bancshares (the Company) in Item 4 of its Form 8-K dated May 12, 2000, and have the following comments.

First  paragraph  of  Item  4:
------------------------------

We are not in a position to agree or disagree with the Company's statements in subparagraphs 1 and 3.

We disagree with the Company's statements in the first three sentences of subparagraph 4. During the years ended December 31, 1999 and 1998, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to our satisfaction would have caused us to make reference to the subject matter of the disagreements in connection with our report. On April 14, 2000, the Company filed its Annual Report on Form 10-K for the year ended December 31, 1999, which included its restated financial statements for the years ended December 31, 1997 and 1998, and Deloitte & Touche LLP's report thereon dated April 14, 2000.

We are not in a position to agree or disagree with the Company's statement in the fourth sentence regarding discussions by the Company's audit committee. We disagree with the Company's statements in the fourth and fifth sentences to the extent that they characterize the matters resulting in the restatement of the Company's 1998 and 1997 financial statements as disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K.

We  agree  with  the  Company's  other  statements  in  the  first  paragraph.

Second  paragrah  of  Item  4:
------------------------------

We  are  not  in  a position to agree or disagree with the Company's statements.

Third  paragraph  of  Item  4:
------------------------------

We agree with the Company's statement in the first sentence. We are not in a position to agree or disagree with the Company's statement in the second sentence.

Yours  truly,

Deloitte  &  Touche  LLP


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